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                                                                   EXHIBIT 10.8A

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of February 26, 1996 (this "Amendment"), amends that certain Loan and Security Agreement, dated as of March 10, 1993, between Xicor, Inc., a California corporation ("Borrower") and COAST BUSINESS CREDIT, a Division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, the successor in interest to COASTFED BUSINESS CREDIT CORPORATION, as amended from time to time (the "Loan Agreement"). All initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein.

         WHEREAS, pursuant to the Loan Agreement, Coast and Borrower have agreed to extend the renewal date from April 1, 1996 to March 31, 1997;

         WHEREAS, to facilitate the extension of the renewal date, the parties hereto wish to make certain amendments to the Loan Agreement;

         NOW THEREFORE, the parties hereto agree as follows:

         Section 1.        Amendments.

         1.1 All references to COASTFED BUSINESS CREDIT CORPORATION ("CoastFed") in the Loan Agreement shall be deleted and replaced with the following: COAST BUSINESS CREDIT, a Division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, the successor in interest to COASTFED BUSINESS CREDIT CORPORATION.

         1.2 Section 1.2 of the Loan Agreement is amended by deleting the first sentence of such section in its entirety and replacing it with the following:

                  Unless specifically provided to the contrary in any Collateral Agreement, all Loans shall bear interest at a rate equal to the "Primary Rate" (as hereinafter defined), plus 2% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed.

         1.3 Section 1.3 of the Loan Agreement is amended by deleting the first sentence of such section in its entirety and replacing it with the following:

                  "Borrower shall pay to Coast a loan renewal fee of $40,000, on April 1, 1996 for the period April 1, 1996 to March 31, 1997, and each renewal date thereafter.

         1.4 Section 8 of the Loan Agreement is amended by deleting the first sentence of such section in its entirety and replacing it with the following:

                  "This Loan Agreement and all Collateral Agreement(s) shall continue to effect until March 31, 1997 (the "renewal date") and shall thereafter automatically and continuously renew for successive additional terms of one year(s) each unless terminated as to future transactions as hereinafter provided."

         Section 2. Entire Agreement. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or

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agreement, oral or written, of, by or with, Coast or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

         Section 3. Conflicting Terms: In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

         Section 4. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                 Borrower:

                 XICOR, INC.,

                 a California corporation

                 By:   /s/ KLAUS G. HENDIG
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                 Title:     Vice President
                       --------------------------

                 Coast:

                 COAST BUSINESS CREDIT
                 a Division of Southern Pacific Thrift & Loan Association

                 By:    /s/ EDIT KONDOROSI
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                 Title:     Vice President
                       --------------------------